                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549



                                      FORM 8-K/A
                                  AMENDMENT NO. 1

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)              February 12, 1998
                                                              -----------------



                               TOUCH TONE AMERICA, INC.
-------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)




            California                 000-27834                 33-0424087
--------------------------------------------------------------------------------
     (State or other jurisdiction     (Commission               (IRS Employer
      of Incorporation)               File Number)           Identification No.)



          1771 E. Flamingo Road, Building B, Suite 200, Las Vegas, NV 89119
-------------------------------------------------------------------------------
                       (Address of principal executive offices)


         Registrant's telephone number, including area code:  (702) 792-2500



-------------------------------------------------------------------------------
            (Former name or former address, if changed since last report)

The Registrant hereby amends Item 7 of its Form 8-K Report for January 15, 1998 as follows:

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Financial Statements of Businesses Acquired

          The audited financial statements of Orix Global Communications, Inc. for the year ended May 31, 1997 and unaudited financial statements for the five months ended on October 31, 1996 and 1997.

          (b)  Pro Forma Financial Information

          Proforma financial information of the Registrant for the year ended May 31, 1997 and the period ended October 31, 1997 after giving effect to the Acquisition of Orix Global Communications, Inc.

                           ORIX GLOBAL COMMUNICATIONS, INC.

                                FINANCIAL STATEMENTS
                                 FOR THE PERIOD FROM
                              JUNE 26, 1996 (INCEPTION)
                                   TO MAY 31, 1997

                            INDEX TO FINANCIAL STATEMENTS






                                                                           PAGE

INDEPENDENT AUDITOR'S REPORT . . . . . . . . . . . . . . . . . . . . . . . .F-2

BALANCE SHEETS - May 31, 1997 and October 31, 1997 (unaudited) . . . . . . .F-3

STATEMENTS OF OPERATIONS - For the Period from June 26, 1996 (inception)
          to May 31, 1997 and For the Five Months Ended
          October 31, 1996 and 1997 (unaudited). . . . . . . . . . . . . . .F-4

STATEMENT OF STOCKHOLDERS' EQUITY - For the Period from June 26, 1996
         (inception) to May 31, 1997 and For the Five Months Ended
         October 31, 1997 (unaudited). . . . . . . . . . . . . . . . . . . .F-5

STATEMENTS OF CASH FLOW - For the Period from June 26, 1996 (inception)
          to May 31, 1997 and For the Five Months Ended
          October 31, 1996 and 1997 (unaudited) . . . . . . . . . . . . . . F-6

NOTES TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . F-7

                             INDEPENDENT AUDITOR'S REPORT



The Stockholders and Board of Directors
ORIX Global Communications, Inc.
Las Vegas, Nevada


We have audited the accompanying balance sheet of ORIX Global Communications, Inc. as of May 31, 1997, and the related statement of operations, stockholders' equity, and cash flows for the period from June 26, 1996 (inception) to May 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ORIX Global Communications, Inc. as of May 31, 1997, and the results of its operations and its cash flows for the period from June 26, 1996 (inception) to May 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, as of May 31, 1997 the Company has negative working capital of $266,441, and has suffered significant losses from operations that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments relating to the recoverability and classification of reported asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.




HEIN + ASSOCIATES LLP
Certified Public Accountants



Orange, California
November 10, 1997

                           ORIX GLOBAL COMMUNICATIONS, INC.

                                    BALANCE SHEETS


                                                         MAY 31,    OCTOBER 31,
                                                       ----------   -----------
                                                          1997         1997
                                                       ----------   -----------
                                                                    (unaudited)
                                        ASSETS
                                        ------

CURRENT ASSETS:
    Cash                                               $    2,317  $   2,583
    Accounts receivable                                    38,167     80,294
    Loan receivable from related party                     47,200     33,700
    Equipment held for resale                              17,767        -
    Other receivables                                         -       40,706
                                                       ----------  ---------
        Total current assets                              105,451    157,283

PROPERTY AND EQUIPMENT, net                               498,687    759,428

DEPOSITS                                                   13,499     13,499
                                                       ----------  ---------

TOTAL ASSETS                                           $  617,637  $ 930,210
                                                       ----------  ---------
                                                       ----------  ---------

                         LIABILITIES AND STOCKHOLDERS' EQUITY
                         ------------------------------------

CURRENT LIABILITIES
    Accounts payable                                   $  295,864  $ 878,693
    Accrued liabilities                                    76,028        -
    Deferred revenues                                         -       25,000
                                                       ----------  ---------
        Total current liabilities                         371,892    903,693

COMMITMENTS (Note 7)                                          -          -

STOCKHOLDERS' EQUITY:
    Common stock, no par value, 2,500 shares authorized,
    1,200 shares issued and outstanding                   479,330    529,330
    Accumulated deficit                                  (233,585)  (502,813)
                                                       ----------  ---------
        Total stockholders' equity                        245,745     26,517
                                                       ----------  ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $  617,637  $ 930,210
                                                       ----------  ---------
                                                       ----------  ---------



                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                           ORIX GLOBAL COMMUNICATIONS, INC.

                               STATEMENTS OF OPERATIONS


                                                  FOR THE PERIOD          FOR THE FIVE MONTHS ENDED
                                                   FROM JUNE 26,                  OCTOBER 31,
                                                  1996 (INCEPTION)      -----------------------------
                                                  TO MAY 31, 1997           1996              1997
                                                  ---------------       -----------     -------------
                                                                        (unaudited)        (unaudited)
REVENUES                                          $       882,702       $     -         $   1,844,918
                                                  ---------------       -----------     -------------

OPERATING EXPENSES:
 Cost of services                                         547,273             -             1,221,376
 Selling, general and administrative
   expenses                                               389,632             -               742,023
 Bad debt expense related to related party
   receivable                                             176,138             -               150,747
                                                  ---------------       -----------     -------------
     Total operating expenses                           1,113,043             -             2,114,146
                                                  ---------------       -----------     -------------

LOSS FROM OPERATIONS                                     (230,341)            -              (269,228)

INTEREST EXPENSE                                            3,244             -                 -
                                                  ---------------       -----------     -------------

NET LOSS                                          $      (233,585)      $     -         $    (269,228)
                                                  ---------------       -----------     -------------
                                                  ---------------       -----------     -------------





                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                           ORIX GLOBAL COMMUNICATIONS, INC.

                          STATEMENT OF STOCKHOLDERS' EQUITY
          FOR THE PERIOD FROM JUNE 26, 1996 (INCEPTION) TO MAY 31, 1997 AND
                FOR THE FIVE MONTHS ENDED OCTOBER 31, 1997 (UNAUDITED)




                                                                           COMMON STOCK                             TOTAL
                                                                     ------------------------    ACCUMULATED     STOCKHOLDERS'
                                                                      SHARES         AMOUNT        DEFICIT          EQUITY
                                                                     ---------     ----------    -----------     ------------
   Common stock issued                                                   1,000     $      100    $      -        $        100

   Issuance of stock for fixed assets contributed at historical
      cost                                                                 200        429,230           -             429,230
   Compensation contributed                                               -            50,000           -              50,000
   Net loss                                                               -              -          (233,585)        (233,585)
                                                                     ---------     ----------    -----------     ------------

 BALANCE, May 31, 1997                                                   1,200        479,330       (233,585)         245,745

   Compensation contributed (unaudited)                                   -            50,000           -              50,000
   Net loss (unaudited)                                                   -              -          (269,228)        (269,228)
                                                                     ---------     ----------    -----------     ------------

 BALANCE, October 31, 1997 (unaudited)                                    1,200     $  529,330    $  (502,813)    $     26,517
                                                                     ---------     ----------    -----------     ------------
                                                                     ---------     ----------    -----------     ------------






                SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                           ORIX GLOBAL COMMUNICATIONS, INC.

                               STATEMENTS OF CASH FLOWS


                                                                              FOR THE PERIOD      FOR THE FIVE MONTHS ENDED
                                                                               FROM JUNE 26,              OCTOBER 31,
                                                                              1996 (INCEPTION)  -----------------------------
                                                                              TO MAY 31, 1997       1996            1997
                                                                              ---------------   -----------     -------------
                                                                                                (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                     $   (233,585)     $     -         $    (269,228)
 Adjustments to reconcile net loss to net
   cash provided by operating activities:
   Depreciation and amortization                                                    26,284            -                60,699
   Compensation contributed                                                         50,000            -                50,000
   Write-off of related party receivable                                           233,125            -               150,747
   Changes in operating assets and
    liabilities:
      Accounts receivable                                                          (38,167)           -               (42,127)
      Due from related party                                                      (233,125)           -              (150,747)
      Equipment held for resale                                                    (17,767)           -                17,767
      Other receivables                                                                -              -               (40,706)
      Deposits                                                                     (13,499)           -                   -
      Accounts payable                                                             295,864            -               582,829
      Accrued liabilities                                                           76,028            -               (76,028)
      Deferred revenue                                                                 -              -                25,000
                                                                              ------------      ----------      -------------
      Net adjustments                                                              378,743            -               577,434
                                                                              ------------      ----------      -------------
   Net cash provided by operating activities                                       145,158            -               308,206
                                                                              ------------      ----------      -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan to related party                                                             (47,200)           -                13,500
 Purchase of property and equipment                                                (95,741)           -              (321,440)
                                                                              ------------      ----------      -------------
   Net cash used in investing activities                                          (142,941)           -              (307,940)
                                                                              ------------      ----------      -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Sale of common stock                                                                  100            -                   -
                                                                              ------------      ----------      -------------
   Net cash provided by financing activities                                           100            -                   -
                                                                              ------------      ----------      -------------

NET INCREASE IN CASH                                                                 2,317            -                   266

CASH AND CASH EQUIVALENTS, beginning of
 period                                                                                -              -                 2,317
                                                                              ------------      ----------      -------------

CASH AND CASH EQUIVALENTS, end of
 period                                                                       $      2,317      $     -         $       2,583
                                                                              ------------      ----------      -------------
                                                                              ------------      ----------      -------------

SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash payments for:
  Interest                                                                    $      3,244      $     -         $         -
                                                                              ------------      ----------      -------------
                                                                              ------------      ----------      -------------
  Income taxes                                                                $        -        $     -         $         -
                                                                              ------------      ----------      -------------
                                                                              ------------      ----------      -------------

 Non-cash investing and financing
  transactions:
    Issuance of 200 shares of common
      stock in exchange for equipment and furniture                           $    429,230      $    -          $         -
                                                                              ------------      ----------      -------------
                                                                              ------------      ----------      -------------




               SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.

                           ORIX GLOBAL COMMUNICATIONS, INC.

                            NOTES TO FINANCIAL STATEMENTS
                (INFORMATION SUBSEQUENT TO MAY 31, 1997 IS UNAUDITED)

 1.  THE COMPANY:

     ORIX Global Communications, Inc. (the Company) was incorporated in the state of Nevada on June 26, 1996. The Company operates in the telecommunication industry where they provide line services for the transmitting of voice and data communications to Mexico and other parts of the world. The corporate offices are located in Las Vegas, Nevada.


2.   SIGNIFICANT ACCOUNTING POLICIES:

     STATEMENT OF CASH FLOWS - For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

     IMPAIRMENT OF LONG-LIVED ASSETS - In the event that facts and circumstances indicate that the cost of assets or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow is required.

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Depreciation of equipment and furniture is calculated using the straight-line method over the estimated useful lives (ranging from 5 to 7 years) of the respective assets. The cost of normal maintenance and repairs is charged to operating expense as incurred. Material expenditures which increase the life of an asset are capitalized and depreciated over the estimated remaining useful life of the asset. The cost of fixed assets sold, or otherwise disposed of, and the related accumulated depreciation is removed from the accounts, and any gains or losses are reflected in current operations.

     EQUIPMENT HELD FOR RESALE - Equipment held for resale is carried at the lower of cost or market and represents equipment purchased by the Company for resale to its customers.

     INCOME TAXES - The Company accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

     REVENUE RECOGNITION - Revenues are recognized upon use of lines by customers. The line usage is monitored and the customers are billed according to the minutes used. A contract is entered into establishing the price to be charged for the minutes used.

     STOCK BASED COMPENSATION - In October 1995, the Financial Accounting Standards Board issued a new statement titled "Accounting for Stock-Based Compensation" (FAS 123) which the Company adopted upon incorporation. FAS 123 encourages, but does not require, companies to recognize compensation expense for grants of stock, stock options, and other equity instruments to employees based on fair value. Companies that do not adopt the fair value accounting rules must disclose the impact of adopting the new method in the notes to the financial statements. Transactions in equity instruments with non-employees for goods or services must be accounted for on the fair value method. The Company has elected not to adopt the fair value accounting prescribed by FAS 123 for employees, and will be subject only to the disclosure requirements prescribed by FAS 123.

     USE OF ESTIMATES - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires the Company's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

     The Company's financial statements are based upon a number of significant estimates, including the allowance for doubtful accounts, technological obsolescence of inventories and fixed assets, the estimated useful lives selected for property and equipment and the realizability of deferred tax assets. Due to the uncertainties inherent in the estimation process, it is at least reasonably possible that these estimates will be further revised in the near term and such revisions could be material.

     CONCENTRATIONS OF CREDIT RISK - Credit Risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic characteristics that would cause their ability to meet contractual obligations to be similarly effected by changes in economic or other conditions. In accordance with FAS Statement No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK, the credit risk amounts shown, in Note 9, do not take into account the value of any collateral or security.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The estimated fair values for financial instruments under FAS Statement No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair values of the Company's financial instruments, which includes all cash, accounts receivables, and accounts payable, approximates the carrying value in the financial statements at May 31, 1997.

     IMPACT OF RECENTLY ISSUED STANDARDS - The FASB has issued Statement of Financial Accounting Standards 128, "Earnings per Share" and Statement of Financial Accounting Standards 129 "Disclosure of Information About an Entity's Capital Structure." Statement 128 provides a different method of calculating earnings per share than is currently used in accordance with Accounting Principles Board Opinion 15 "Earnings per Share." Statement 128 provides for the calculation of "basic" and "diluted" earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted reflects the potential dilution of securities that could share in the earnings of an entity, similar to fully diluted earnings per share. Statement 129 establishes standards for disclosing information about an entity's capital structure. Statements 128 and 129 are effective for financial statements issued for periods ending after December 15, 1997. Their implementation is not expected to have a material effect on the financial statements.

     Additionally, the FASB has issued Statement of Financial Accounting Standards 130, "Reporting Comprehensive Income" and Statement of Financial Accounting Standards 131 "Disclosures About Segments of an Enterprise and Related Information." Statement 130 establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, Statement 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that displays such information with the same prominence as other financial statements. Statement 131 supersedes Statement of Financial Accounting Standards 14 "Financial Reporting for Segments of a Business Enterprise." Statement 131 establishes standards on the way that public companies report financial information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. Statement 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

     Statements 130 and 131 are effective for financial statements for periods beginning after December 15, 1997 and require comparative information for earlier years to be restated. Because of the recent issuance of these standards, management has been unable to fully evaluate the impact, if any, the standards may have on the future financial statement disclosures. Results of operations and financial position, however, will be unaffected by implementation of these standards.

     INTERIM FINANCIAL INFORMATION - The October 31, 1996 and 1997 financial statements have been prepared by the Company without audit. In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting of only normal recurring accruals) necessary for a fair presentation of the Company's financial position as of October 31, 1997 and the results of its operations and cash flows for the five months periods ended October 31, 1996 and 1997. The results of operations for the five month periods ended October 31, 1996 and 1997 are not necessarily indicative of those that will be obtained for the entire fiscal year.


3.   BASIS OF PRESENTATION:

     The financial statements have been prepared on a going concern basis, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. However, there is substantial doubt about the Company's ability to continue as a going concern because of the magnitude of its loss for the period ended May 31, 1997. The Company's continued existence is dependent upon its ability to complete its merger with Touch Tone America, Inc., as described in Note 10, to raise substantial capital, to generate revenues and to significantly improve operations.

     Management is taking several actions to mitigate the above factors, including the attempt to complete the Touch Tone America, Inc. merger, the negotiation for and completion of a private placement of equity securities, and to increase revenues.

     Accordingly, the financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities or any other adjustment that might be necessary should the Company be unable to continue as a going concern.


4.   LOAN RECEIVABLE:

     The Company has a loan receivable from a related party which is owned by 90% of the stockholders of ORIX. The amounts were used to help establish credit with the related party's largest vendor. Subsequent to year-end approximately $13,500 has been repaid.


5.   PROPERTY AND EQUIPMENT:

     Property and equipment consist of the following:


                                               MAY 31, 1997   OCTOBER 31, 1997
                                               ------------   ----------------
                                                                (unaudited)
          Electronic equipment                 $    171,631   $     442,362
          Computer hardware                         150,650         165,874
          Computer software                         130,152         158,232
          Office equipment and furniture             72,538          79,943
                                                -----------   -------------
                 Total property and equipment       524,971         846,411
          Less accumulated depreciation             (26,284)        (86,983)
                                                -----------   -------------
                 Property and equipment, net    $   498,687   $     759,428
                                                -----------   -------------
                                                -----------   -------------

     Depreciation expense for property and equipment charged to operations for the periods ended May 31, 1997 and October 31, 1997 was $26,284 and $60,699, respectively.


6.   INCOME TAXES:

     The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities are presented below:

                                                            MAY 31, 1997
                                                            ------------
          Deferred tax assets (liabilities):
          Current
             Deferred revenue                               $     3,222
             Net operating loss carryforwards                    87,507
             Other                                                  272
                                                            -----------
                  Total current                                  91,001
          Long-term
            Depreciation                                        (10,725)
                                                            -----------
                  Total gross deferred tax assets                80,276
            Less valuation allowance                             80,276
                                                            -----------
                  Net deferred tax assets                   $       -
                                                            -----------
                                                            -----------

     The Company had net operating loss carryforwards of approximately $202,095 at May 31, 1997. The net operating carryforwards expire beginning in 2012.


7.   COMMITMENTS:

     The Company leases its facilities from a related party under a month-to-month operating lease. Rent expense amounted to $58,870 for the period ended May 31, 1997 and was based on the percentage of actual space used. The Company leases a vehicle under a non-cancelable operating leases which expires June, 2000. Rent expense for this lease amounted to $2,567 for the period ended May 31, 1997. The future annual minimum payments under the non-cancelable leases are as follows:


                         YEAR ENDED MAY 31,
                    ----------------------------
                              1998                $   15,402
                              1999                    15,402
                              2000                     1,283
                                                  ----------
                       Minimum lease payments     $   32,087
                                                  ----------
                                                  ----------



8.   RELATED PARTY:

     During the period ended May 31, 1997, the Company paid expenses for and received funds from an entity owned by a shareholder and president of the Company. A receivable totaling approximately $233,000 at May 31, 1997 was written-off as uncollectible at year-end. Common expenses of the Companies are allocated based upon actual usage.

9. SIGNIFICANT CONCENTRATIONS OF CREDIT RISK, MAJOR CUSTOMERS AND OTHER RISKS AND UNCERTAINTIES:

     During the period ended May 31, 1997, the Company had sales to its largest customer in the amount of $815,516 (92% of revenue). Accounts receivable from this customer totaled $38,167 as of May 31, 1997. The Company operates primarily in one industry: telecommunications. Financial instruments that subject the Company to credit risk consist primarily of accounts receivable.


10.  SUBSEQUENT EVENTS:

     On August 11, 1997, the Company entered into an Agreement and Plan of Reorganization with Touch Tone America, Inc., a California Corporation, ("Touch Tone"). Such agreement was subsequently amended on November 7, 1997. Touch Tone is to acquire all of the issued and outstanding shares of the Company in exchange for Touch Tone common stock which will represent approximately sixty-five percent of the resulting common stock of Touch Tone after the merger on a fully diluted basis.

                               TOUCH TONE AMERICA, INC.

                           PRO FORMA FINANCIAL INFORMATION


The following pro forma financial information is presented to reflect the purchase by Touch Tone America, Inc. ("TTA") of ORIX Global Communications, Inc. ("ORIX"). The purchase arises from an August 11, 1997 Agreement and Plan of Reorganization between the entities which was subsequently amended on November 7, 1997 and December 18, 1997. The transaction was consummated on
December 31, 1997, however, it is subject to approval by TTA shareholders.

For accounting purposes, the transaction will be accounted for as a reverse acquisition, whereby ORIX will acquire TTA. Due to the limited operations of TTA, no goodwill will be recognized as a result of the transaction. For accounting purposes, the TTA tangible assets and liabilities will be recorded at historical cost, which represents in management's opinion their fair market value. Additionally, the historical financial information of TTA does not take into account any adjustments that may be required as a result of TTA's wholly owned subsidiary, GetNet International, Inc. ("GetNet") Chapter 11 Bankruptcy filing on December 18, 1997.

The accompanying pro forma financial information includes:

     1. A Pro Forma Balance Sheet as of October 31, 1997, prepared as if the transaction occurred as of that date.

     2. A Pro Forma Statement of Operations for the year ended May 31, 1997, prepared as if the transaction occurred on June 1, 1996.

     3. A Pro Forma Statement of Operations for the five months ended October 31, 1997, prepared as if the transaction occurred on June 1, 1996.

The pro forma financial information was derived from the audited financial statements of TTA and ORIX as of May 31, 1997 and for the year then ended, as well as the October 31, 1997 unaudited financial statements of TTA and ORIX for the five months then ended.

The assumptions used in preparing the pro forma adjustments are described in the footnotes to the pro forma financial statements. However, due to the uncertainties inherent in the assumption process, it is at least reasonably possible that the assumptions might require further revision and that such revision could be material.

The pro forma financial information should be read in conjunction with the historical financial statements of TTA and ORIX which were used to prepare the pro forma financial information.

The pro forma financial information presented is not necessarily indicative of that which would have been attained had the transaction actually occurred at an earlier date nor do they present results to be obtained in the future.

                               TOUCH TONE AMERICA, INC.

                               PRO FORMA BALANCE SHEET
                                   OCTOBER 31, 1997
                                     (UNAUDITED)


                                                          HISTORICAL
                                              ----------------------------------
                                                                  ORIX GLOBAL
                                                TOUCH TONE       COMMUNICATIONS,             PRO FORMA         PRO FORMA
                                               AMERICA, INC.           INC.                 ADJUSTMENTS         COMBINED
                                              --------------     ---------------           --------------    --------------
                                                            ASSETS
CURRENT ASSETS:
   Cash                                       $         -         $        3,000           $    2,500,000    $    2,503,000
   Trade receivables, net                             70,000              80,000                     -              150,000
   Loan receivable                                      -                 34,000                     -               34,000
   Prepaid expenses                                   26,000                -                        -               26,000
   Other receivables                                    -                 41,000        (a)       (37,000)            4,000
                                              --------------     ---------------           --------------    --------------
         Total current assets                         96,000             158,000                2,463,000         2,717,000
                                              --------------     ---------------           --------------    --------------

PROPERTY AND EQUIPMENT, net                          878,000             759,000                     -            1,637,000

OTHER ASSETS:
   Intangibles, net                                  501,000                -           (b)      (501,000)             -
   Deposits                                           78,000              13,000                     -               91,000
                                              --------------     ---------------           --------------    --------------

TOTAL ASSETS                                  $    1,553,000     $       930,000           $    1,962,000    $    4,445,000
                                              --------------     ---------------           --------------    --------------
                                              --------------     ---------------           --------------    --------------


                                                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable                           $      965,000     $       879,000           $         -       $    1,844,000
   Accrued liabilities                               483,000                -                        -              483,000
   Deferred revenues                                  58,000              25,000                     -               83,000
   Current portion of capital lease
     obligations                                      59,000                -                        -               59,000
   Due to ORIX                                        37,000                -           (a)       (37,000)             -
   Other liabilities                                 285,000                -                        -              285,000
                                              --------------     ---------------           --------------    --------------
         Total current liabilities                 1,887,000             904,000                  (37,000)        2,754,000
                                              --------------     ---------------           --------------    --------------

8% CONVERTIBLE DEBENTURE                                                                (d)     2,500,000         2,500,000

CAPITAL LEASE OBLIGATIONS                             47,000                -                        -               47,000
                                              --------------     - --------------           --------------    --------------

STOCKHOLDERS' EQUITY:
   Preferred stock                                      -                   -                        -                 -
   Common stock                                    8,437,000             529,000                     -            8,966,000
   Accumulated deficit                            (8,818,000)           (503,000)                (501,000)       (9,822,000)
                                              --------------     ---------------           --------------    --------------
         Total stockholders' equity
            (deficit)                               (381,000)             26,000                 (501,000)         (856,000)
                                              --------------     ---------------           --------------    --------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY (DEFICIT)             $    1,553,000     $       930,000           $    1,962,000    $     4,445,00
                                              --------------     ---------------           --------------    --------------
                                              --------------     ---------------           --------------    --------------


                               TOUCH TONE AMERICA, INC.

                          PRO FORMA STATEMENT OF OPERATIONS
                               YEAR ENDED MAY 31, 1997
                                     (UNAUDITED)



                                      HISTORICAL
                            --------------------------------
                                              ORIX GLOBAL
                             TOUCH TONE      COMMUNICATIONS,    PRO FORMA         PRO FORMA
                            AMERICA, INC.         INC.         ADJUSTMENTS         COMBINED
                            -------------    ---------------  -------------    ---------------

REVENUES                    $  1,992,000     $     883,000    $      -         $    2,875,000
                            -------------    ---------------  -------------    ---------------

OPERATING EXPENSES:
  Cost of services             1,990,000           547,000           -              2,537,000
  Selling, general and
    administrative             2,605,000           364,000           -              2,969,000
  Amortization,
    depreciation and             580,000            26,000    (c) (168,000)           438,000
    impairment

  Severance                      334,000             -               -                334,000
  Other                          375,000           176,000           -                551,000
                            -------------    ---------------  -------------    ---------------
                               5,884,000         1,113,000        (168,000)         6,829,000
                            -------------    ---------------  -------------    ---------------
LOSS FROM OPERATIONS          (3,892,000)         (230,000)        168,000         (3,954,000)
                            -------------    ---------------  -------------    ---------------

OTHER EXPENSES:

Interest expense                  84,000             3,000           -                 87,000
Absorbed merger and
acquisition costs                381,000             -               -                381,000
                            -------------    ---------------  -------------    ---------------
                                 465,000             3,000           -                468,000
                            -------------    ---------------  -------------    ---------------
NET LOSS                    $ (4,357,000)    $    (233,000)   $    168,000     $   (4,422,000)
                            -------------    ---------------  -------------    ---------------
                            -------------    ---------------  -------------    ---------------

NET LOSS PER SHARE                                                             $        (0.12)
                                                                               ---------------
                                                                               ---------------

WEIGHTED AVERAGE SHARES OUTSTANDING                                            (e) 37,056,099
                                                                               ---------------
                                                                               ---------------


                               TOUCH TONE AMERICA, INC.
                          PRO FORMA STATEMENT OF OPERATIONS
                          FIVE MONTHS ENDED OCTOBER 31, 1997
                                     (UNAUDITED)



                                                        HISTORICAL
                                             ----------------------------------
                                                                 ORIX GLOBAL
                                              TOUCH TONE        COMMUNICATIONS,          PRO FORMA               PRO FORMA
                                             AMERICA, INC.           INC.                ADJUSTMENTS             COMBINED
                                             -------------      ---------------         -------------         ---------------

REVENUES                                     $     611,000      $     1,845,000         $       -             $     2,456,000
                                             -------------      ---------------         -------------         ---------------

OPERATING EXPENSES:
Cost of services                                   845,000            1,221,000                 -                   2,066,000
Selling, general and
   administrative                                  792,000              660,000                 -                   1,452,000
Amortization, depreciation and
   impairment                                      155,000               82,000      (c)      (70,000)                167,000

Write off of related party
   receivable                                        -                  151,000                 -                     151,000
                                             -------------      ---------------         -------------         ---------------
                                                 1,792,000            2,114,000               (70,000)              3,836,000
                                             -------------      ---------------         -------------         ---------------
LOSS FROM OPERATIONS                            (1,181,000)            (269,000)               70,000              (1,380,000)
                                             -------------      ---------------         -------------         ---------------

OTHER INCOME (EXPENSES):
Interest income and other                           81,000                -                     -                      81,000

Interest (expense)                                  (9,000)               -                     -                      (9,000)
                                             -------------      ---------------         -------------         ---------------
                                                    72,000                -                     -                      72,000
                                             -------------      ---------------         -------------         ---------------
NET LOSS                                     $  (1,109,000)     $      (269,000)        $      70,000         $    (1,308,000)
                                             -------------      ---------------         -------------         ---------------
                                             -------------      ---------------         -------------         ---------------

NET LOSS PER SHARE                                                                                            $         (0.03)
                                                                                                              ---------------
                                                                                                              ---------------

WEIGHTED AVERAGE SHARES OUTSTANDING                                                                           (e)  37,820,980
                                                                                                              ---------------
                                                                                                              ---------------


                               TOUCH TONE AMERICA, INC.

                   NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                                     (UNAUDITED)


(a)  To eliminate intercompany advances.


(b) To reflect the reverse acquisition of TTA by ORIX and reflect only the tangible assets and liabilities of TTA at historical cost.

(c)  To remove amortization of GetNet goodwill.


(d) To reflect the issuance of a $2,500,000 convertible debenture for cash in conjunction with the closing of the TTA/ORIX merger.


(e)  To reflect the issuance of 33,732,980 shares of common stock to acquire
     ORIX.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 30, 1998                      TOUCH TONE AMERICA, INC.



                                        By:  /s/ Kerry Rogers
                                             ----------------------------------
                                             Kerry Rogers,
                                             President & Chief Executive Officer